EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Contact: Eliza Tineo 212-826-6635
Web Site: www.hartmarx.com

HARTMARX FIRST QUARTER RESULTS IN LINE WITH PREVIOUS GUIDANCE

CHICAGO, March 27, 2008 - - Hartmarx Corporation (NYSE: HMX) today reported operating results for its first quarter ended February 29, 2008.  Sales were $119.1 million in 2008 compared to $120.0 million in 2007.  The net loss was $3.5 million or $.10 per diluted share in 2008 compared to a net loss of $3.4 million or $.09 per diluted share in 2007.

Homi B. Patel, chairman and chief executive officer of Hartmarx Corporation, commented, "Our first quarter results were in line with our most recent guidance and reflect the very difficult retail climate and current negative consumer sentiments that we had correctly anticipated.  The benefits from the specific actions taken at the end of last year to reduce our moderate priced tailored clothing lines are gradually taking hold and we anticipate a return to profitability in the second quarter, with expected diluted earnings per share in the range of $.05 - $.08 on sales in the range of $125 - $135 million.   Favorable comparisons to the prior year are anticipated to commence in the second half of the year.  Despite the difficult first half outlook, we continue to expect that various macro-economic actions including personal income tax refunds and the significant lowering of interest rates will have a positive impact on consumer sentiment and we anticipate an earnings recovery for the full year of 2008 compared to 2007.  Nonetheless, in light of the current uncertainty and the notable slowdown in consumer spending, we believe it is prudent for us to reduce our full-year diluted earnings per share guidance to $.20 - $.35, from $.30 - $.40 previously, with full-year revenues estimated in the $565 - $590 million range, compared to our previous guidance of revenues in the $580 - $600 million range.  The unusually large range in guidance is a reflection of the uncertainty in general economic conditions for the balance of the year.

Mr. Patel continued, "Our emphasis currently is on all areas that are controllable, most particularly, inventory and expenses.  In that regard, inventories were down $13 million from a year ago and operating expenses were slightly lower.  The Monarchy product lines, acquired in August, 2007, contributed $3.6 million to this year's first quarter revenues.  Tailored clothing and sportswear revenues at the luxury and better price points are close to previous year levels.  The women's segment represented approximately 22% of consolidated revenues for the first quarter this year compared to 25% in last year's first quarter.  However, irrespective of the near-term economic pressures, we believe it is important that we continue to invest in our well-respected brands that serve the better, bridge and luxury price points.  In that regard, later this year we will be opening a Hickey-Freeman retail store in downtown Chicago, following the November, 2007 Hickey-Freeman store opening in San Francisco and the first hickey retail store located in the Soho district of New York City, which opened last October.  We are also seeking a site for the first Hart Schaffner Marx retail store to fully showcase its lifestyle offerings of business and casual apparel," Mr. Patel concluded.

The first quarter operating loss was $3.6 million in 2008 compared to an operating loss of $3.3 million in 2007.  The gross margin rate was 33.1% in 2008 compared to 33.4% in 2007, and included the effect this year of surplus inventory liquidations at reduced gross margins.  Selling, general and administrative expenses were $43.6 million in 2008 compared to $43.9 million in 2007.  The $.3 million decrease reflected among other things, expense reductions in the tailored clothing product lines, offset in part by incremental expenses of $1.5 million related to Monarchy.  Interest expense was $2.0 million this year compared to $2.2 million in 2007, reflecting lower rates as average borrowing levels were higher.  Total debt was $150.1 million at February 29, 2008 compared to $134.3 million a year earlier and reflected the trailing year incremental amounts for acquisitions, share repurchases and capital expenditures.  The Company has repurchased 423,400 of its shares during the first quarter of fiscal 2008, pursuant to the October, 2007 authorization to repurchase up to three million shares; repurchases to date under this authorization have aggregated approximately 1.1 million shares at an average cost of $4.12 per share.

Hartmarx produces and markets business, casual and golf apparel under its own brands, including Hart Schaffner Marx, Hickey-Freeman, Palm Beach, Coppley, Monarchy, Manchester Escapes, Society Brand, Racquet Club, Naturalife, Pusser's of the West Indies, Brannoch, Sansabelt, Exclusively Misook, Barrie Pace, Eye, Christopher Blue, Pine IV, Wörn, Blue House Drive, One Girl Who . . ., Zooey by alice heller and b.chyll.  In addition, the Company has certain exclusive rights under licensing agreements to market selected products under a number of premier brands such as Austin Reed, Tommy Hilfiger, Burberry men's tailored clothing, Ted Baker, Bobby Jones, Jack Nicklaus, Claiborne, Pierre Cardin, Perry Ellis, Lyle & Scott, Golden Bear and Jag.  The Company's broad range of distribution channels includes fine specialty and leading department stores, value-oriented retailers and direct mail catalogs.

The comments set forth above contain forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements can be identified by the use of forward-looking terminology such as "anticipate," "believe," "continue," "estimate," "expect," "intend," "may," "should" or "will" or the negatives thereof or other comparable terminology.  Forward-looking statements are not guarantees as actual results could differ materially from those expressed or implied in such forward-looking statements.

The statements could be significantly impacted by such factors as the level of consumer spending for men's and women's apparel, the prevailing retail environment, the Company's relationships with its suppliers, customers, licensors and licensees, actions of competitors that may impact the Company's business, possible acquisitions and the impact of unforeseen economic changes, such as interest rates, or in other external economic and political factors over which the Company has no control.  The reader is also directed to the Company's periodic filings with the Securities and Exchange Commission for additional factors that may impact the Company's results of operations and financial condition.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

-- Financial Summary Follows --

--- UNAUDITED FINANCIAL SUMMARY --
(000's omitted, except per share amounts)

	Statement of Earnings	Three Months Ended
		February 29, 2008	February 28, 2007

	Net sales	$119,062		$120,045
	Licensing and other income	548		483
		119,610		120,528
	Cost of goods sold	79,605		79,922
	Selling, general & administrative expenses	43,620		43,879
		123,225		123,801
	Operating earnings (loss)	(3,615)		(3,273)
	Interest expense	1,971		2,186
	Earnings (loss) before taxes	(5,586)		(5,459)
	Tax (provision) benefit	2,039		2,047
	Net earnings (loss)	$(3,547)		$(3,412)

	Earnings (loss) per share:
	Basic	$(.10)	$	.(09)
	Diluted	$(.10)	$	.(09)

Average shares:	Basic	34,870		36,043
	Diluted	34,870		36,043

* * *

	Condensed Balance Sheet	February 29, 2008	February 28, 2007

	Cash	$4,471		$3,881
	Accounts receivable, net	94,173		101,428
	Inventories	152,983		166,031
	Prepaid expenses and other assets	28,741		20,120
	Goodwill and intangible assets	100,257		85,975
	Deferred income taxes	65,780		41,455
	Prepaid/intangible pension asset	- -		38,176
	Net fixed assets	35,122		33,454
	Total Assets	$481,527		$490,520

	Accounts payable and accrued expenses	$91,348		$90,297
	Total debt	150,070		134,325
	Accrued pension liability	15,200		8,498
	Shareholders' equity (1)	224,909		257,400

	Total liabilities and shareholders' equity	$481,527		$490,520

	Book value per share	$6.35		$7.04

	Selected cash flow data:
	Capital expenditures	$6,105		$1,064
	Depreciation of fixed assets	1,411		1,286
	Amortization of intangible assets, long-lived
	assets and stock compensation expense	1,377		1,719

This information is preliminary and may be changed prior to filing Form 10-Q. No investment decisions should be based solely on this data.

(1)	Shareholders' equity at February 29, 2008 reflects adoption of Statement of Financial Accounting Standard No. 158 related to pensions as of November 30, 2007, the effect of which reduced shareholders' equity by $27.3 million.